Ex-10.46

                                    SUBLEASE

      WebCT, Inc., a Delaware corporation, with a place of business at 6 Kimball Lane, Lynnfield, Massachusetts 01940 ("Sublessor"), and Magna Lab, Inc., a New York corporation with a place of business at 6800 Jericho Turnpike, Suite 120W, Syosset, New York 11791 ("Sublessee"), make this Sublease as of July ___, 2001.

                              Preliminary Statement

      Sublessor is the tenant under a Lease dated March 24, 2000, by and between Sublessor and JRT Realty, LLC, a Massachusetts limited liability company (the "Lessor"), as landlord, as amended by First Amendment to Lease dated July 24, 2000 (the "First Amendment"), Second Amendment to Lease dated April, 2001 (the "Second Amendment"), a Lease Commencement Agreement dated August 18, 2000 and Second Lease Commencement Agreement dated September 8, 2000, (collectively, the "Commencement Agreements") (said Lease, as so amended, being hereinafter referred to as the "Lease", a copy of which is attached hereto as Exhibit A), with respect to premises (the "Premises") consisting of approximately 51,842 rentable square feet on a portion of the third floor and the entire second floor of the building (the "Building") commonly known as 6 Kimball Lane, Lynnfield, Massachusetts, as more particularly described in the Lease. Capitalized terms used but not defined in this Sublease shall have the meaning ascribed to such terms in the Lease.

      Sublessor desires to sublet to Sublessee, and Sublessee desires to accept from Sublessor, a portion of the Premises consisting of approximately 5,616 rentable square feet ("Subleased Premises Rentable Area") on the second floor of the Building and shown on Exhibit B attached to this Sublease (the "Subleased Premises") on the terms and conditions set forth in this Sublease.

                                    Agreement

      In consideration of the mutual covenants of this Sublease and other valuable consideration, the receipt and sufficiency of which Sublessee and Sublessor hereby acknowledge, Sublessor and Sublessee agree as follows:

      1. Subleased Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Subleased Premises, subject to the terms and conditions of this Sublease. Sublessor shall deliver the Subleased Premises to Sublessee on the Commencement Date (as hereinafter defined) in broom clean condition but otherwise in such condition as exists as of the date of this Sublease. Notwithstanding the foregoing, Sublessor shall perform the Sublessor Work as set forth and defined in Section 4 hereof. Sublessee acknowledges that Sublessor has made no representations or warranties concerning the Subleased Premises or the Building or their fitness for Sublessee's purposes, except as expressly set forth in this Sublease. In addition, Sublessee shall have the right to use, in common with others, the lobbies, hallways, stairways, elevators, driveways and walkways necessary for access to the
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Subleased Premises, as well as to list the Sublessee's name and the location of the Subleased Premises in the directory for the Building at Sublessee's cost and subject to Lessor's consent.

      2. 2nd Floor Common Areas. Effective as of the Commencement Date (as hereinafter defined), Sublessee shall have the right to use, in common with others entitled thereto, the main hallway, restrooms, atrium area and elevators on the 2nd Floor (the "2nd Floor Common Areas"). The 2nd Floor Common Areas shall not be obstructed or damaged by Sublessee, nor shall refuse, furniture, boxes or other items be placed therein by Sublessee. Sublessee shall cooperate with Sublessor in keeping the 2nd Floor Common Areas neat and clean and shall use it only for ingress and egress to the Subleased Premises, except for the restrooms, which shall be used for the purposes for which they were intended. Sublessee shall be solely responsible for any costs incurred by Sublessor arising out of the negligence or willful misconduct of Sublessee or its agents, contractors and invitees, and their failure to comply with this section of the Sublease.

      3. Parking. Effective as of the Commencement Date (as hereinafter defined), subject to Lessor's rights under the Lease, Sublessee shall have the nonexclusive right to use, in common with others entitled thereto, 19 spaces in the Building parking lot ("Parking").

      4. Sublessor Work. Subject to the terms of the Lease Sublessor shall, at its sole cost and expense, construct demising walls as and where indicated on Exhibit B which items shall be performed in a good, workmanlike manner, in compliance with all applicable laws, codes, regulations and ordinances, and in compliance with this Sublease ("Sublessor Work") and use commercially reasonable and good faith efforts to complete Sublessor Work as soon as possible following the execution of this Sublease and the receipt of consent from the Lessor in writing.

      5. Term. The term of this Sublease (the "Sublease Term") shall commence on the date that Lessor delivers the Lessor consent set forth and described in
Section 20 hereof and shall terminate on June 30, 2004.

      6. Use. Sublessee shall use and occupy the Subleased Premises only for the uses permitted under the Lease (the "Permitted Uses"). Sublessee shall also comply with all laws governing or affecting Sublessee's use of the Subleased Premises, and Sublessee acknowledges that Sublessor has made no representations or warranties concerning whether the Permitted Uses comply with such laws.

      7. Monthly Base Rent. Commencing on the earlier of (i) the date on which Sublessor delivers the Subleased Premises to Sublessee with Sublessor Work substantially complete or (ii) date upon which Sublessee enters and occupies Subleased Premises (the "Commencement Date"), Sublessee shall pay to Sublessor rent at an annual rate of $140,400.00 ("Base Rent"), in equal monthly installments of $11,700.00 ("Monthly Base Rent") on the first day of each calendar month during the Sublease Term. The first full monthly installment, plus any installment relating the partial month preceding the first full month, if applicable, shall be delivered to Sublessor by Sublessee upon execution of this Sublease by Sublessee. If the


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Sublease Term includes a partial calendar month at its beginning or end, the monthly installment for each day in such partial month within the Sublease Term and shall be payable in advance on the first day of such partial month occurring within the Sublease Term. The Base Rent shall be paid to Sublessor at its offices located at 6 Kimball Lane, Lynnfield, Massachusetts 01940, or such other place as Sublessor may designate in writing, in lawful money of the United States of America, without demand, deduction, offset or abatement.

      8. Utilities and Electricity. Sublessee shall be responsible for paying 19.04% of charges for electricity consumed at the Subleased Premises, which 19.04% is currently estimated to be ninety-cents per square foot per year for a total of $5,054.40 per year, and any other direct charges incurred under the Lease as a result of Sublessee's use and occupancy of the Subleased Premises not included in Operating Expenses.

      9. Security Deposit. Upon execution of this Sublease, Sublessee shall post, for the benefit of Sublessor, a letter of credit in the sum of $58,500.00 (the "Security Deposit") as security for the full and timely payment and performance of Sublessee's obligations under this Sublease. If Sublessee fails to pay or perform in a full and timely manner any of its obligations under this Sublease, Sublessor may draw upon the letter of credit and apply all or any portion of the Security Deposit toward curing any such failure and compensating Sublessor for any loss, damage or expenses arising from such failure. If Sublessor so applies any portion of the Security Deposit, Sublessee shall immediately restore the letter of credit to its full face amount. The letter of credit shall be self renewing from year to year during the Sublease Term so as to expire no earlier than sixty (60) days following the expiration of the Sublease Term. It is agreed: (i) that the letter of credit may be drawn upon to cure any default past the expiration of any cure or grace period applicable thereto that may exist, without prejudice to any of the remedy or remedies which Sublessor may have on account thereof; (ii) that the letter of credit may be drawn upon if the letter of credit has not been extended or renewed without amendment at least 45 days prior to any then current expiration date thereof (except for the expiration of the letter of credit at the end of the term);
(iii) that should the Sublessor's interest in the Premises be conveyed or assigned by Sublessor, Sublessee hereby releases Sublessor from any and all liability with respect to the letter of credit and its application or return, and Sublessee agrees to look to such transferee for such application or return, provided such transferee assumes Sublessor's obligations under this Sublease; and (iv) that the letter of credit shall be returned to Sublessee upon the later of (a) sixty (60) days after the expiration of the Sublease Term, or (b) the date Sublessee has vacated the Subleased Premises and surrendered possession thereof to Sublessor at the expiration of the Sublease Term as provided herein and has paid Sublessor all sums due and owing under this Sublease.

      10. Subordination to Lease. (a) This Sublease is subject and subordinate to the terms and conditions of the Lease. Sublessee shall not cause a default under the Lease or permit its employees, agents, contractors or invitees to cause a default under the Lease. If the lease terminates before the end of the Sublease Term, Sublessor shall not be liable to Sublessee for any damages arising out of such termination.


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

            (b) Except as otherwise specified in this Sublease, all of the terms and conditions of the Lease are incorporated as a part of this Sublease, but all references in the Lease to "Tenant", "Premise", "Initial Term", "Term of this Lease", "Basic Rent", "Monthly Rent Payment", "Lease Commencement Date", "Rent Commencement date", "Premises Rentable Area", "Parking" and "Security Deposit" shall be deemed to refer, respectively, to Sublessee, Subleased Premises, Sublease Term, Sublease Term, Base Rent, Monthly Base Rent, Lease Commencement Date, Rent Commencement Date, Subleased Premises Rentable Area, Parking and Security Deposit, as defined in this Sublease. To the extent incorporated into this Sublease, Sublessee shall perform the obligations of the Sublessor, as tenant under the Lease. Notwithstanding any other provision of this Sublease, Sublessor, as sublandlord under this Sublease, shall have the benefit of all rights, remedies and limitations of liability enjoyed by Lessor, as the landlord under the Lease, but (i) Sublessor shall have no obligations under this Sublease to perform the obligations of Lessor, as landlord under the Lease, including without limitation any obligation to provide services or maintain insurance, and Sublessee shall seek such performance and obtain such services solely from the Lessor; (ii) Sublessor shall not be bound by any representations or warranties of the Lessor under the Lease; (iii) in any instance where the consent of Lessor is required under the terms of the Lease, the consent of Sublessor and Lessor shall be required; and (iv) Sublessor shall not be liable to Sublessee for any failure or delay in Lessor's performance of its obligations, as landlord under the Lease.

            (c) Notwithstanding any contrary provision of this Sublease, the following terms and conditions of the Lease are not incorporated as provisions of this Sublease: Section 1.2 (the definition of Premises Rentable Area only),
Section 1.3 (the definitions of Broker, Final Plans, and Outside Delivery Date only), Sections 2.1, 3.1(a) (except for the last sentence thereof), 3.1(b), 3.1(c), 4, 5.1(b)(2) (the last sentence thereof only), Article VII, Article IX, 14.6(b), the balance of Section 14.6(c) beginning on the third line with, "provided that, with respect to the Security Deposit"), 14.12, 14.15, 14.17, 14.23, Articles XV, XVI, Exhibits A, B, C, E and F, the First Amendment, Second Amendment and the Commencement Agreements.

            (d) Notwithstanding any contrary provision of this Sublease, (i) in any instances where Lessor, as landlord under the Lease, has a certain period of time in which to notify Sublessor, as tenant under the Lease, whether Lessor will or will not take some action, Sublessor, as landlord under this Sublease, shall have an additional ten-day period after receiving such notice in which to notify Sublessee, (ii) in any instance where Sublessor, as tenant under the Lease, has a certain period of time in which to notify Lessor, as landlord under the Lease, whether Sublessor will or will not take some action, Sublessee, as tenant under this Sublease, must notify Sublessor, as landlord under this Sublease, at least five business days before the end of such period, but in no event shall Sublessee have a period of less than five days in which so to notify Sublessor unless the period under the Lease is five days or less, in which case the period under this Sublease shall be one day less than the period provided to Sublessor under the Lease, and (iii) in any instance where a specific grace period is granted to Sublessor, as tenant under the lease, before Sublessor is considered in default under the Lease, Sublessee, as tenant under this Sublease, shall be deemed to have a grace period which is ten days less than Sublessor before Sublessee is considered in default under this Sublease, but in no event shall any grace period be


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

reduced to less than five days unless the period under the Lease is five days or less, in which case the period under this Sublease shall be one day less than the period provided to Sublessor under the Lease.

      11. Assignments and Subleases. Notwithstanding any provision of the Lease to the contrary, Sublessee shall not assign this Sublease or sublet any portion of the Subleased Premises without the prior written consent of Sublessor and Lessor, which (a) Sublessor may grant, withhold or condition in its reasonable discretion and (b) Lessor shall grant, withhold or condition in accordance with the Lease, provided further, however, that Sublessee shall not be permitted to assign or sublease to a competitor of Sublessor . If Sublessor and Lessor consent to any such assignment or Sublease, such assignment or Sublease shall comply with the requirements of Article 6 of the Lease. Any attempt by Sublessee to assign or sublet the Subleased Premises without the prior written consent of both Sublessor and Lessor shall be void.

      12. Insurance. During the Sublease Term, Sublessee shall maintain insurance of such types, in such policies, with such endorsements and coverages, and in such amounts as are set forth in Section 10.2 and 10.3 of the Lease, and such additional insurance as may be required by Sublessor, in Sublessor's reasonable discretion. All insurance policies shall name lessor and Sublessor as additional insureds and loss payees and shall contain an endorsement that such policies may not be modified or cancelled without 30 days prior written notice to Lessor and Sublessor. Sublessee shall promptly pay all insurance premiums and shall provide Sublessor with policies or certificate evidencing such insurance prior to entering the Subleased Premises.

      13. Alterations. Notwithstanding any provisions of the Lease to the contrary, Sublessee shall not make any alterations, improvements or installments in the Subleased Premises without in each instance obtaining the prior written consent of both Lessor and Sublessor, which they may grant, withhold or condition in their respective sole discretion. If Sublessor and Lessor consent to any such alterations, improvements or installations, Sublessee shall perform and complete such alterations, improvements and installations at its expenses, in compliance with applicable laws and in compliance with Section 5.2 and other applicable provisions of the Lease. If Sublessee performs any alterations, improvements or installations without obtaining the prior written consent of both Lessor and Sublessor, Sublessor may remove such alterations, improvements or installations, restore the Subleased Premises and repair any damage arising from such a removal or restoration, and Sublessee shall be liable to Sublessor for all costs and expenses incurred by Sublessor in the performance of such removal, repairs or restoration.

      14. Indemnification/Default by Sublessee. Sublessee shall indemnify, defend and hold harmless Sublessor from all claims, liabilities, losses, damages and expenses arising out of (a) a default by Sublessee in the full and timely payment and performance of its obligations, as tenant, under this Sublease, (b) any accident or injury to property or person in the Subleased Premises, (c) the negligence and willful misconduct of Sublessee, its agents, employees, invitees or contractors, and 9d) any holdover by Sublessee beyond the expiration or earlier termination of the Sublease Term. In thee vent of a default by Sublessee in the full and timely payment and


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

performance of its obligations under the Sublease, Sublessor shall have all of the rights and remedies in the lease with respect to defaults by the tenant under the Lease, including without limitation the right and remedies set forth in Section 13.1 of the Lease. This provision shall survive the expiration or earlier termination of the Sublease Term.

      15. Brokers. Sublessor and Sublessee each represent and warrant to the other that it has not dealt with any broker other than Trammel Crow Company (the "Broker") in connection with the consummation of this Sublease. Sublessor and Sublessee each shall indemnify and hold harmless the other against any loss, damage, claims or liabilities arising out of the failure of its representation or the breach of its warranty set forth in the previous sentence. Sublessor shall be solely responsible for the payment of any brokerage commission due to the Broker.

      16. Notices. All notices and demands under this Sublease shall be in writing and shall be effective (except for notices to Lessor which shall be given in accordance with Section 14.12 of the Lease) upon the earlier of (i) receipt at the address set forth below by the party being served, or (ii) two days after being sent to address set forth below by United States certified mail, return receipt requested, postage prepaid, or (iii) one day after being sent to address set forth below by a nationally recognized overnight delivery service that provides tracking and proof of receipt.

            If to Lessor:           As required under the Lease.

            If to Sublessor:        At the address set forth in the opening
                                    paragraph of this Sublease,
                                    Attention: Ms. Susan Moorer

            With a copy to:         Testa, Hurwitz, Thibeault
                                    Oliver Street Tower, 125 High Street
                                    Boston, Massachusetts 02110
                                    Attention: Real Estate Department

            If to Sublessee:        Prior to the Commencement Date:

                                    At the address set forth in the opening
                                    paragraph of this Sublease,
                                    Attention: Mr. Kenneth Riscica

                                    After the Commencement Date:

                                    6 Kimball Lane
                                    Lynnfield, MA 01940
                                    Attention: Mr. John Geisel

            With a copy to:         Irwin Rosenthal, Esq.
                                    Harris Beach LLP
                                    Two World Trade Center


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

                                    85th Floor
                                    New York, New York 10048

Either party may change its address for notices and demands under this Lease by notice to the other party.

      17. Entire Agreement. This Sublease contains all of the agreements, conditions, warranties and representations relating to the sublease of the Subleased Premises and may be amended or modified only by written instruments executed by both Sublessor and Sublessee.

      18. Authority. Sublessor and Sublessee each represent and warrant to the other than the individual(s) executing and delivering this Sublease on its behalf is/are duly authorized to do so and that this Sublease is binding on Sublessee and Sublessor in accordance with its terms. Simultaneously with the execution of this Sublease, Sublessee shall deliver evidence of such authority to Sublessor in a form reasonably satisfactory to Sublessor.

      19. Not an Offer. The submission of an unsigned copy of this Sublease to Sublessee for Sublessee's consideration does not constitute an offer to sublease the Subleased Premises. Subject to Paragraph 19 below, this Sublease shall become effective and binding only upon the execution and delivery of this Sublease by Sublessor and Sublessee.

      20. Condition Precedent. This Sublease, and the rights and obligations of Sublessor and Sublessee under this Sublease, are subject to the condition that Lessor consent to this Sublease in writing, and this Sublease shall be effective only upon the receipt by Sublessor and Sublessee of such consent, provided, however, if such consent is not received by August 15, 2001, then either party shall have the right to terminate this Sublease upon advance written notice to the other.

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      IN WITNESS WHEREOF, Sublessor and Sublessee execute this Sublease as of the date first written above.

MAGNA LAB, INC.                         WEBCT, INC.


By:__________________________________   By:_____________________________________
Name:                                   Name:
Title:                                  Title:


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                                    Exhibit A

                                     "Lease"


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                                    Exhibit B

                     "Subleased Premises and Demising Walls"


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